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Exhibit 10.3

WELLCARE HEALTH PLANS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
THOMAS F. O’NEIL III

Agreement

1.                      Grant of Option.  WellCare Health Plans, Inc. (the “Company”) hereby grants, as of April 1, 2008, to Thomas F. O’Neil III (the “Optionee”) an option (the “Option”) to purchase up to 100,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), at an exercise price per share equal to $39.70 (the “Option Price”).  The Option is being granted as an “employee inducement award” within the meaning of Section 303A(8) of the New York Stock Exchange Listed Company Manual.  The Option shall be subject to the terms and conditions set forth herein.  The Option is a non-qualified stock option, and not an incentive stock option conforming to the requirements of Section 422 of the Code.  The Optionee agrees to be bound by all of the terms and conditions hereof and all applicable laws and regulations.

2.                      Definitions.

i.           “Board” means the Board of Directors of the Company.

ii.           “Cause” shall have such meaning as otherwise set forth in the Employment Agreement.

iii.           “Change in Control” shall have such meaning as otherwise set forth in the Employment Agreement.

iv.           “Code” means the Internal Revenue Code of 1986, as amended.

v.           “Committee” means the Compensation Committee of the Board.

vi.           “Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

vii.           “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated engages as an officer, director, shareholder, owner, partner, joint venturer, or in any managerial capacity, whether as an employee, independent contractor, consultant or advisor (paid or unpaid), or as a sales representative, or otherwise participates, in each case, in any business that sells, markets, or provides any benefits or services within any state in which the Company, Comprehensive Health Management, Inc. or their respective subsidiaries (each, a “WellCare Company”) is doing business at the time the Optionee ceases to be employed by the Company that are in direct competition with the benefits or services provided by such WellCare Company in such state.

viii.                      “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or any agreement between the eligible participant and the Company as otherwise determined by the Committee.

ix.           “Employment Agreement” means the employment agreement dated April 1, 2008 between the Optionee, the Company and Comprehensive Health Management, Inc., a Florida corporation (“CHMI”).

x.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

xi.           “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

xii.                      “Good Reason” shall have such meaning as otherwise set forth in the Employment Agreement.

xiii.                      “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.                      Exercise Schedule.  Except as otherwise provided in Sections 6 and 7 of this Agreement, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The Option shall vest in equal annual installments on each of April, 2009, 2010, 2011 and 2012 (each, a “Vesting Date”) provided that the Optionee’s employment or service with the Company and its Subsidiaries during the period beginning on April 1, 2008 continues through and on the applicable Vesting Date.

Notwithstanding anything contained herein to the contrary, once the Option has vested and become exercisable with respect to 100% of the Shares, then the Option shall be fully vested and the provisions of the preceding sentence shall cease to apply.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s employment or service with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4.           Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by delivery of written notice by the Optionee which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (which number must be a whole number), and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The Optionee shall deliver, together with the written notice, payment of the Option Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Option Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange (including the New York Stock Exchange) or interdealer quotation system upon which the Shares then may be traded.

5.                      Method of Payment.    Payment of the Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (b) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (c) to the extent permissible, by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (d) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price payable with respect to the portion of the Option being exercised or (e) by any combination of the foregoing.

          In the event the Optionee elects to pay the Option Price pursuant to clause (b) above, (i) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned any such shares of Common Stock tendered in payment of the Option Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of the Optionee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Option Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Optionee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Optionee to a brokerage account specified by the Company.  When payment of the Option Price is made by delivery of Common Stock, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash.  The Optionee may not tender shares of Common Stock having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes).

          In the event the Optionee elects to pay the Option Price pursuant to clause (d) above, (i) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the Option Price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise.  When payment of the Option Price is made by withholding of Shares, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash.  The Optionee may not authorize the withholding of Shares having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes).  Any withheld Shares shall no longer be issuable under the Option.

6.                      Termination of Optionee’s Service.

(a)           Death or Disability.  If the Optionee ceases to be a director, officer or employee of, or to perform other services for, the Company, CHMI or any Subsidiary due to the Optionee’s death or Disability, the Option shall become fully vested on the date of such cessation and shall remain exercisable for a period of one year from the date of such cessation, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate and become null and void in the event that the Optionee engages in Competition during such one year period, unless the Optionee has received written consent to do so from the Company.

(b)           Termination for Cause.  If the Optionee’s employment or service as a director, officer or employee of, or other performance of services for, the Company, CHMI or any Subsidiary is terminated for Cause, the Option shall expire and be forfeited immediately upon such termination, whether or not then exercisable.

(c)           Other Termination of Service. If the Optionee ceases to be an officer or employee of, or to perform other services for, the Company, CHMI or any Subsidiary for any reason other than death, Disability, or Cause, the portion of the Option that was exercisable on the date of such cessation shall remain so for a period of 90 days after the date of such cessation, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate in the event that the Optionee engages in Competition during such 90 day period, unless the Optionee has received written consent to do so from the Company.

(d)           Termination of Service Following a Change in Control.  Notwithstanding the foregoing, if the Optionee ceases to be an officer or employee of, or to perform other services for, the Company, CHMI or any Subsidiary, and the Optionee’s service was terminated (i) by the Company or CHMI without Cause, (ii) by reason of the Optionee’s death, Disability, or retirement (as defined under any Company or CHMI pension plan or retirement program or termination of Optionee’s employment on retirement with the approval of the Committee), or (iii) by the Optionee for Good Reason, in any case, within twelve months after there is a Change in Control of the Company, then the Option shall be immediately fully exercisable and shall remain so for the applicable period following the Optionee’s termination of service, as described in this Section 6.

(f)              Extension of Post-Termination of Service Exercise Period.  The period during which the Option can be exercised after a termination of service subject to Sections 6(a), (c), or (d) above will be extended for any period during which the Optionee cannot exercise the Option because such an exercise would violate an applicable Federal, state, local, or foreign law, until 30 days after the exercise of the Option first would no longer violate an applicable Federal, state, local, and foreign laws but in no event beyond the expiration of the Option in accordance with Section 7(a).

7.           Other Termination of Option.

(a)                      Expiration of Option.  Notwithstanding anything to the contrary, any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the date as of which the Option is granted.

(b)           Cancellation by the Committee.  Notwithstanding anything to the contrary, in connection with any transaction of the type specified by clause (c) of the definition of a Change in Control in the Employment Agreement, the Committee may, in its discretion, (i) cancel the Option in consideration for payment to the Optionee of an amount equal to the portion of the consideration that would have  been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior to such transaction, less the aggregate Option Price that would have been payable therefor, or (ii) if the amount that would have been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior thereto would be equal to or less than the aggregate Option Price that would have been payable therefor, cancel the Option for no consideration or payment of any kind.  Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(c)           Corporate Transactions.  Notwithstanding anything to the contrary, to the extent not previously exercised, the Option shall terminate immediately in the event of the liquidation or dissolution of the Company.

8.           Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.           No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the

Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.           No Right to Continued Employment or Service.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.                      Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.                      Interpretation. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under  this Agreement.

13.                      Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at:

8735 Henderson Road
Renaissance Two
Tampa, FL 33634

or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.           Adjustments.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares subject to your Option and in the Option Price.  Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

15.           Requirements of Law.

(a)           The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by you, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option.  Specifically in connection with the Securities Act of 1933, as amended (the “1933 Act”), upon the exercise of the Option, unless a registration statement under the 1933 Act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under the 1933 Act and applicable state securities laws or regulations.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company hereby agrees that, as soon as reasonably practicable following the date (after the date of this Agreement) on which the Company becomes eligible to use Form S-8 for the registration under the 1933 Act of the securities covered by the Option, the Company will file a registration statement on Form S-8 to register all of the securities covered by the Option.  Other than as set forth in the preceding sentence, the Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b)           Optionee Representations.  The Optionee hereby represents and warrants to the Company that:  (i) the Optionee understands and accepts that the grant of the Option by the Company to the Optionee is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act; (ii) the Optionee understands and accepts that the grant of the Option by the Company to the Optionee is intended to be exempt from registration under the securities laws of the state or states in which the grant of such Option is deemed to be made, by virtue of transactional exemptions set forth therein; (iii) the Option acquired by the Optionee hereunder, and the Shares to be received as a result of the exercise of the Option, are being acquired solely for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution (as such term is used in Section 2(11) of the 1933 Act) of such Option or such Shares nor with the present intention of distributing or selling such Option or such Shares; (iv) the Optionee has made a detailed inquiry concerning the Company and its business and services, officers and personnel; (v) the Company has made available to the Optionee, or such Optionee has had access to, any and all information, financial or otherwise, concerning the Company and its businesses and services, officers and personnel which the Optionee has requested or deems relevant (including information regarding the ongoing investigations of the Company by certain federal and state agencies and other regulatory bodies, as well as related private party proceedings, and the Company’s ongoing response thereto); (vi) the Optionee has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of investment in the Option and the Shares to be received as a result of the exercise of the Option and to make an informed investment decision with respect to both the Option and the Shares; (vii) the Optionee is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act; and (viii) the Optionee can bear a complete loss of the value of the Option (or the Shares to be received as a result of the exercise of the Option) and is able to bear the economic risks of holding the Option or the Shares for an indefinite period.  The Optionee also understands that neither the Option nor the Shares to be received as a result of the exercise of the Option have been registered under the 1933 Act or any applicable state securities laws and regulations and that neither the Option nor any of such Shares can be transferred or sold unless subsequently registered under the 1933 Act and any applicable state securities laws and regulations or unless an exemption from such registration is available.  The Optionee further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Optionee’s control.

16.           Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           The Optionee will not recognize any income on receipt of the Option.

(b)           The Optionee will recognize ordinary income at the time he exercises the Option equal to the amount by which the Fair Market Value of the Shares on the date of exercise exceeds the Option Price paid for the Shares.  The amount so recognized is subject to federal withholding and employment taxes if the Optionee is an employee.

(c)           The Optionee’s tax basis for the Shares received as a result of the exercise of the Option will be equal to the Fair Market Value of those Shares on the date of the exercise.

(d)           Upon the sale of the Shares, the Optionee will recognize a capital gain or loss on the difference between the amount realized from the sale of the Shares and the Fair Market Value on the date of exercise.  The gain or loss would be short- or long-term depending upon whether the Shares were held for at least one year after the date of exercise of the Option.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first day of April, 2008.

COMPANY: WELLCARE HEALTH PLANS, INC.
By: /s/ Heath Schiesser Name: Heath Schiesser Title: President & CEO

Optionee hereby accepts this Option subject to all of the terms and provisions hereof.  Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: April 1, 2008
OPTIONEE: /s/ Thomas F. O'Neil III